                                                                    EXHIBIT 99.1


For further information:                                            NEWS RELEASE

At NCO Portfolio Management, Inc.                   At FRB/Weber Shandwick
Michael J. Barrist,                                 Joe Calabrese (General)
Chairman and CEO                                    Judith Sylk-Siegel (Media)
(215) 441-3000                                      Nicole Engel (Analysts)
Richard J. Palmer,                                  (212) 445-8400
SVP, Finance and CFO
(443) 436-4525
email: rick.palmer@ncogroup.com

For Immediate Release

         NCO Portfolio Management, Inc. Announces FIRST QUARTER Results
                       with net income OF $0.20 Per Share

BALTIMORE, MD, April 30, 2002 - NCO Portfolio Management, Inc. ("NCPM")(Nasdaq:
NCPM), a leading purchaser and manager of delinquent accounts receivable, announced today that during the first quarter of 2002 it achieved net income of $0.20 per share, on a diluted basis.

Total collections on purchased accounts receivable for the first quarter of 2002 were $28.9 million, an increase of $8.5 million, or 41.7%, from $20.4 million in the first quarter a year ago. Revenue in the first quarter of 2002 was up $3.7 million, or 29.4%, to $16.3 million from $12.6 million the previous year. Income from operations was $6.0 million for the first quarter of 2002, a decrease of $200,000, or 3.2%, from $6.2 million a year ago. During the first quarter of 2002, net income was $2.7 million, or $0.20 per share, on a diluted basis, compared to net income of $2.9 million, or $0.27 per share, on a diluted basis, from the first quarter in the previous year. The first quarter 2001 comparative results include the results of operations of Creditrust Corporation from the date of the merger, February 20, 2001, through March 31, 2001 and may not be comparable to the full quarter results for 2002.

Operating expenses were $10.3 million and $6.4 million in the first quarter of 2002 and 2001, respectively. Included in operating expenses for the first quarter of 2002 and 2001 was $8.3 million and $5.7 million of servicing fees, respectively, paid for collection activities, including contingency legal fees. It is important to note that servicing fees are paid as a percentage of collections and not as a function of revenue. Servicing fees as a percentage of collections for the first quarter of 2002 and 2001 were 29% and 28%, respectively. All of the servicing fees for the first quarter of 2002, and $5.4 million of the servicing fees paid in the first quarter of 2001, were paid to NCO Group, Inc. ("NCOG")(Nasdaq: NCOG). NCOG owns approximately 63% of the outstanding common stock of the company.

On an ongoing basis, management reviews the expected future cash flows of each portfolio to assess the carrying value of the asset as well as the expected return on the asset. With a typical portfolio, the future cash flows are expected to recover the cost of the asset plus provide a return. Over time, this return is recognized as revenue. If, based on current circumstances, the estimates are changed, the rate at which revenue is recognized will also change. If the future estimated cash flows are not sufficient to recover the remaining carrying value of a portfolio, an impairment has occurred and the portfolio must be written down to its net realizable value. After a portfolio has been impaired, additional write downs to net realizable value may occur if actual collections subsequent to impairment and further downward revisions of future estimated cash flows, fall below the expected collections at the date of the original impairment. After impairment, no revenue is recorded until the carrying value has been fully recovered.
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Total collections for the quarter ended March 31, 2002 were in line with our expectations. However, on several portfolios acquired over a year ago, unexpected collection shortfalls resulted in further reductions in future collections, which were significant enough to create impairments as the expected future collections were less than the carrying values on these portfolios. These impairments are despite normal, ongoing adjustments to projected collections from the time of acquisition forward. The impairment recorded during the first quarter of 2002 was approximately $797,000, which represented 0.6% of the carrying value of all the portfolios and $0.04 per diluted share, after taxes. The combined carrying values of all impaired portfolios as of March 31, 2002 aggregated $7.4 million, or 5.5% of purchased accounts receivable. There was no impairment charge in the first quarter of 2001.

Commenting on the quarter, Michael J. Barrist, Chairman and Chief Executive Officer, stated, "During the first quarter, our overall collections and financial results were in line with expectations. While continued weakness in consumer payment patterns were partially offset by the strong seasonal effects of income tax season, trends in the performance of certain portfolios purchased during a stronger economy necessitated further impairments. Additionally, we continue to see fewer than expected portfolios offered for sale as our clients continue to manage their business models through this difficult economy. As we proceed into the remainder of the year, we will continue to focus on quality underwriting and strict adherence to our business model."

The Company also announced that it will host an investor conference call on Wednesday, May 1, 2002 at 10:00 a.m., ET, to address the items discussed in this press release for the first quarter earnings in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (800) 240-2134 (domestic callers) or (303) 262-2075 (international callers). A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 405-2236 (domestic callers) or (303) 590-3000 (international callers) and providing the pass code 466433.

NCO Portfolio Management, Inc. is a leading purchaser and manager of delinquent accounts receivable.


                 ----------------------------------------------

Certain statements in this press release, including, without limitation, statements as to NCO Portfolio's or management's outlook as to financial results in 2002 and beyond, statements as to the effects of the terrorist attacks and the economy on NCO Portfolio's business, statements as to NCO Portfolio's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, risks relating to growth and future accounts receivable purchases, risks related to the company's debt, risks related to the recoverability of the purchased accounts receivable, risks related to the use of estimates, risks related to the availability to purchase accounts receivable at favorable prices in the open market, risks related to regulatory oversight, risks related to the retention of its senior management team, risks related to securitization transactions, risks related to the fluctuation in quarterly results, risks related to NCOG's ownership control of the company, risks related to the dependency on NCOG for its collections, and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K, filed on March 19, 2002, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements.

A copy of the Annual Report on Form 10-K can be obtained, without charge except for exhibits, by written request to Richard J. Palmer, Senior Vice President, Finance/CFO, NCO Portfolio Management, Inc., 1705 Whitehead Road, Baltimore, MD 21207.
                        --------------------------------

                         NCO Portfolio Management, Inc.
                        Unaudited Selected Financial Data
                    (in thousands, except per share amounts)

 Statements of Income:

                                                       For the Three Months Ended March 31,

                                                         2001                         2002
                                                      -----------                 -----------

Revenue                                                  $ 12,618                    $ 16,270

Operating costs and expenses:
   Payroll and related expenses                               257                         554
   Servicing fee expenses                                   5,651                       8,300
   Selling, general and administrative expenses               454                         566
   Amortization expense                                        24                          75
   Impairment of purchased accounts receivable               --                           797
                                                         --------                    --------
                                                            6,386                      10,292
                                                         --------                    --------
                                                            6,232                       5,978
Other income (expense):
   Interest and investment income                              32                         131
   Interest expense                                        (1,574)                     (1,867)
                                                         --------                    --------
                                                           (1,542)                     (1,736)
                                                         --------                    --------
Income before income tax expense                            4,690                       4,242

Income tax expense                                          1,759                       1,591
                                                         --------                    --------

Net income                                               $  2,931                    $  2,651
                                                         ========                    ========

Net income per share:
     Basic                                               $   0.27                    $   0.20
                                                         ========                    ========
     Diluted                                             $   0.27                    $   0.20
                                                         ========                    ========
Weighted average shares outstanding:
     Basic                                                 10,756                      13,576
     Diluted                                               10,756                      13,576


 Selected Balance Sheet Information:
                                                   As of December 31,          As of March 31,
                                                         2001                        2002
                                                   ------------------          ---------------
Cash and cash equivalents                                $  6,509                    $  9,396
Purchased accounts receivable                             136,339                     133,527
Total assets                                              153,712                     153,029

Securitized debt                                           45,379                      41,140
Non-securitized debt                                       47,130                      47,500
Shareholders' equity                                       57,864                      60,515


 Other Selected Financial Information:
                                                        For the Three Months Ended March 31,
                                                      ---------------------------------------
                                                         2001                         2002
                                                      -----------                 -----------
Collections                                               $20,401                     $28,870

Revenue                                                   $12,618                     $16,270
Revenue as a percentage of collections                         62%                         56%

Amortization of purchased accounts receivable             $ 7,783                     $12,600
Amortization as a percentage of collections                    38%                         44%

Servicing fee expenses                                    $ 5,651                     $ 8,300
Servicing fee expenses as a percentage of collections          28%                         29%



Note: The first quarter 2001 comparative results include the results of operations of Creditrust Corporation from the date of the merger, February 20, 2001, through March 31, 2001 and may not be comparable to the full quarter results for 2002.